UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

JMP Group LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No:

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	4)	Date Filed:

The following email was first provided to employees of JMP on September 8, 2021 to forward to JMP clients and contacts:

[MESSAGE HEADING] Citizens Financial Group to Acquire JMP Group

Dear valued clients and friends,

We are very pleased to inform you that JMP Group LLC and its subsidiary, JMP Securities LLC, are being acquired by Citizens Financial Group, Inc. (NYSE: CFG), one of the country’s largest banks. The transaction is targeted to close in the fourth quarter of this year.

Citizens is the 13th-largest retail banking institution in the U.S. when measured by total assets, with a large physical presence in New England, New York, and the Mid-Atlantic region.

We strongly believe that this is the right time in our firm’s evolution to partner our best-in-class boutique investment bank with one of the leading depositories in the nation, enabling us to grow with our clients’ increasing needs.

For the foreseeable future, JMP Securities will operate under its current name as a division of Citizens, continuing to provide securities trading, underwriting and strategic advisory services while leveraging the added capabilities of a major financial institution.

Citizens and JMP Group share a deep commitment to client service, and we hope that you will allow our combined company to assist you going forward.

Sincerely yours,

[Name]

Important Information for Investors and Shareholders

In connection with the proposed business combination, JMP Group LLC will file a proxy statement with the SEC. Additionally, JMP Group will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. SECURITY HOLDERS OF JMP GROUP ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION. The information contained on, or that may be accessed through, the websites referenced herein is not incorporated by reference into, and is not a part of, this communication.

Participants in the Solicitation

JMP Group LLC and its directors and officers may be deemed participants in the solicitation of proxies of JMP Group’s shareholders in connection with the proposed business combination. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of JMP Group’s executive officers and directors in the solicitation by reading JMP Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the proxy statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of JMP Group’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement relating to the business combination when it becomes available.

The following email was first provided to employees of JMP on September 8, 2021:

*** FOR INTERNAL USE ONLY *** FOR INTERNAL USE ONLY *** FOR INTERNAL USE ONLY ***

Team JMP,

Today is a banner day for our company. Citizens Financial Group, Inc. (NYSE: CFG) announced just moments ago that it has agreed to acquire JMP Group LLC for $7.50 per share, beginning an exciting next chapter in our firm’s 22-year history.

This morning’s press release can be found here, and we will schedule a Zoom meeting for 9:00 a.m. PT / 12:00 p.m. ET today to discuss the transaction in much more detail. Please make every effort to join.

In the meantime, we want to share our enthusiasm for this combination, which will undoubtedly accelerate JMP Securities’ growth at a pace that we could not hope to achieve on our own. Citizens, headquartered in Providence, RI, is a top-20 commercial bank in the U.S. that is quickly closing in on a top-10 position when measured by assets. At the same time, Citizens currently operates no significant equities business, providing our firm with an immense opportunity to grow and succeed within a larger framework. Citizens has approximately 8,000 corporate clients and ranks among the top five arrangers of middle-market sponsor financings in the U.S.

Importantly, the JMP Securities brand will continue as our calling card, with the added heft of a major financial institution on a similar growth trajectory. We will continue to function as an independent entity within Citizens, benefiting from the larger organization’s client relationships and capabilities but remaining in control of our own decisions. Citizens will take a slow and cautious approach to integration, with JMP Securities operating autonomously at least through 2022, as our two companies identify the best ways to mutually leverage our respective strengths. Some things will change, but most will not. Coming to work will largely look and feel the same. We’ll share the specifics in coming days and weeks.

In short, we are thrilled about this transaction and are convinced that it provides immense opportunity for our firm and its employees. JMP has never performed better, yet the marketplace constantly becomes more competitive. As we project the next inevitable market cycles, there is no doubt about the benefits of added scale, a much more complete range of products and services, and massive capital resources. We are confident that we have found these things in a partner that is a match not only from a strategic standpoint but from a cultural one as well.

We could not be more optimistic about this next phase of our growth and look forward to sharing the journey with you all.

Sincerely yours,

Joe and Mark

Important Information for Investors and Shareholders

In connection with the proposed business combination, JMP Group LLC will file a proxy statement with the SEC. Additionally, JMP Group will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. SECURITY HOLDERS OF JMP GROUP ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION. The information contained on, or that may be accessed through, the websites referenced herein is not incorporated by reference into, and is not a part of, this communication.

Participants in the Solicitation

JMP Group LLC and its directors and officers may be deemed participants in the solicitation of proxies of JMP Group’s shareholders in connection with the proposed business combination. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of JMP Group’s executive officers and directors in the solicitation by reading JMP Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the proxy statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of JMP Group’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement relating to the business combination when it becomes available.

All –

There’s a lot to learn about Citizens and the new opportunities we’ll have as part of one of the biggest banks in the country. This message is meant to be a good start.

If you’re just looking for some quick facts and figures, there’s a one-pager attached here. Also enclosed are two PDF documents that outline some of Citizens’ commercial product offerings and industry coverage.

These links may also be helpful:

Corporate Identity

Vision and Values:  https://investor.citizensbank.com/about-us/our-company/our-vision-and-values.aspx

Corporate Strategy:  https://investor.citizensbank.com/about-us/investor-relations/citizens-financial-group-highlights/our-strategy.aspx

Commercial Banking

Commercial Insights:  https://www.citizensbank.com/corporate-finance/insights.aspx

Investor Relations

Investor Relations Home:  https://investor.citizensbank.com/about-us/investor-relations.aspx

Press Releases:  https://investor.citizensbank.com/about-us/newsroom/latest-news/2021.aspx

Quarterly Results:  https://investor.citizensbank.com/about-us/investor-relations/financial-information/financial-results/2021.aspx

LinkedIn

Citizens:  https://www.linkedin.com/company/citizens-bank/

Citizens Commercial Banking:  https://www.linkedin.com/company/citizenscommercialbanking/

YouTube

Interview with Chairman & CEO Bruce Van Saun:  https://www.youtube.com/watch?v=FufTzSBp4j0

If you’re in the mood for fun facts, here you go:

●

If you work in New York, you’ll see all the HSBC branches in town become Citizens branches in the first quarter of next year. The closest one to our office is on 57th, on the north side of the street between Park and Lexington.

●	If you’re in Boston, you may realize that the opera house is named Citizens Bank Opera House.
●	If you’re a baseball fan, you probably know that the Philadelphia Phillies play in Citizens Bank Park.

Our transaction is scheduled to close in the fourth quarter. Of course, there’ll be much more information to share with you before then.

Important Information for Investors and Shareholders

In connection with the proposed business combination, JMP Group LLC will file a proxy statement with the SEC. Additionally, JMP Group will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. SECURITY HOLDERS OF JMP GROUP ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION. The information contained on, or that may be accessed through, the websites referenced herein is not incorporated by reference into, and is not a part of, this communication.

Participants in the Solicitation

JMP Group LLC and its directors and officers may be deemed participants in the solicitation of proxies of JMP Group’s shareholders in connection with the proposed business combination. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of JMP Group’s executive officers and directors in the solicitation by reading JMP Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the proxy statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of JMP Group’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement relating to the business combination when it becomes available.

The following press release was issued on September 8, 2021:

Citizens Financial Group, Inc. to Acquire JMP Group LLC

Expands capital markets capabilities for commercial clients

Deepens expertise in healthcare, technology, financial services and real estate sectors

PROVIDENCE, R.I. & SAN FRANCISCO--(BUSINESS WIRE)-- Citizens Financial Group, Inc. (NYSE: CFG or “Citizens”) and JMP Group LLC (NYSE: JMP or “JMP”) announced today that they have entered into a definitive merger agreement under which Citizens will acquire JMP in an all-cash transaction.

JMP is a highly regarded capital markets firm that provides investment banking services, including strategic advisory, equity research and sales and trading focused primarily on the healthcare, technology, financial services and real estate sectors. Upon the closing of the transaction, JMP, which was founded in 1999 and is headquartered in San Francisco, will operate as a wholly-owned subsidiary of Citizens.

“The acquisition of JMP represents an attractive opportunity for us to continue to broaden both our capabilities and our customer base in our commercial banking segment,” said Bruce Van Saun, chairman and chief executive officer at Citizens. “The acquisition further strengthens Citizens’ growing corporate finance and strategic advisory capabilities, with a focus on high growth and compelling industry sectors.”

“We are adding a wealth of talented bankers as well as an institutional equities franchise that aligns well with our sector-focused corporate banking philosophy,” added Donald McCree, vice chairman and head of commercial banking at Citizens. “The transaction brings us a strong platform based in San Francisco and New York, expanding both our range of services and our national presence.”

“Citizens takes an approach to business and client service that mirrors our own,” said Joseph Jolson, founder and chairman of JMP. “We are energized by the opportunity to provide new strategic advisory and equities capabilities to Citizens’ corporate client base while simultaneously offering JMP Securities’ clients a highly complementary set of products and services as part of a leading U.S. depository institution.”

Under the terms of the merger agreement, JMP shareholders will receive $7.50 for each common share of JMP they own, or approximately $149 million in cash.

The merger agreement has been unanimously approved by the boards of directors of each company, and the transaction is targeted to close in the fourth quarter of 2021, subject to approval by the shareholders of JMP, receipt of required regulatory approvals, and satisfaction of other customary closing conditions. As of September 1, 2021, executive management and members of JMP’s board of directors owned approximately 60% of its outstanding common shares.

Sullivan & Cromwell, LLP served as legal advisor to Citizens in connection with the transaction. Keefe, Bruyette & Woods, A Stifel Company, and JMP Securities LLC served as financial advisors to JMP, and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal advisor.

Additional Information

A presentation providing additional information on the transaction is available at https://investor.citizensbank.com/about-us/investor-relations/events-and-presentations/2021.aspx.

Cautionary Statement About Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of Citizens and JMP. Words such as “anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," “targets,” “designed,” "could," "may," "should," "will" or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Citizens’ and JMP current expectations and assumptions regarding Citizens’ and JMP businesses, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect Citizens’ and/or JMP’s future financial results and performance and could cause the actual results, performance or achievements of Citizens and/or JMP to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, (1) the risk that the cost savings, any revenue synergies and other anticipated benefits of the proposed transaction may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the condition of the economy and competitive factors in areas where Citizens and JMP do business, (2) disruption to the parties’ businesses as a result of the announcement and pendency of the proposed transaction and diversion of management’s attention from ongoing business operations and opportunities, (3) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Citizens and JMP, (4) the risk that the integration of Citizens’ and JMP’s operations will be materially delayed or will be more costly or difficult than expected or that Citizens and JMP are otherwise unable to successfully integrate their businesses, (5) the failure to obtain the necessary approvals of the stockholders of JMP, (6) the outcome of any legal proceedings that may be instituted against Citizens and/or JMP, (7) the failure to obtain required governmental approvals or a delay in obtaining such approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction), (8) reputational risk and potential adverse reactions of Citizens’ and/or JMP’s customers, suppliers, employees or other business partners, including those resulting from the announcement or completion of the proposed transaction, (9) the failure of any of the closing conditions in the definitive merger agreement to be satisfied on a timely basis or at all, (10) delays in closing the proposed merger, (11) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the applicability of the Bank Holding Company Act (including the Volcker Rule) to JMP, (13) general competitive, economic, political and market conditions, (14) other factors that may affect future results of JMP and/or Citizens including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and securities, trading and deposit practices, the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board, Securities and Exchange Commission (the “SEC”), Financial Industry Regulatory Authority and legislative and regulatory actions and reforms, and (15) the impact of the ongoing global COVID-19 pandemic on Citizens’ and/or JMP’s businesses, the ability to complete the proposed transaction and/or any of the other foregoing risks. Except to the extent required by applicable law or regulation, each of Citizens and JMP disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included in this communication to reflect future events or developments. Further information regarding Citizens, JMP and factors which could affect the forward-looking statements contained herein can be found in Citizens’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the SEC, and in JMP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the SEC.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of JMP by Citizens. In connection with the proposed transaction, JMP intends to file relevant materials with the SEC, including JMP’s proxy statement on Schedule 14A. JMP SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING JMP’S PROXY STATEMENT WHEN IT IS AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders will be able to obtain the documents free of charge on the SEC’s website at www.sec.gov, and JMP shareholders will receive information at an appropriate time on how to obtain documents free of charge from JMP that are not currently available.

Participants in Solicitation

JMP and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of JMP common shares in respect of the proposed transaction. Citizens and its directors and officers are not a participant in such solicitation of proxies. Information about JMP’s directors and executive officers is set forth in the proxy statement for JMP’s 2021 Annual General Meeting of Shareholders, which was filed with the SEC on April 28, 2021. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed by JMP and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

The information contained in this communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $185.1 billion in assets as of June 30, 2021. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 3,000 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

About JMP Group LLC

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP conducts its investment banking and research, sales and trading activities through JMP Securities and its venture capital and private capital activities through Harvest Capital Strategies and JMP Asset Management. For more information, visit www.jmpg.com.

View source version on businesswire.com: https://www.businesswire.com/news/home/20210908005552/en/

Media: Peter Lucht — 781.655.2289

Investors: Kristin Silberberg — 203.900.6854

Source: Citizens Financial Group, Inc.